Exhibit 10.1

Reward for Exceptional Performance

One off Bonus Plan

January 2008 – December 2012

Purpose

The purpose of this plan is to reward executives for the achievement of exceptional performance of the Company over the five years period i.e. from Jan 2008 to Dec 2012.

Participation

Participation in the plan is limited to a small number of senior executives and is at the absolute discretion of the Compensation Committee acting on behalf of the Board. Prior eligibility does not guarantee continued participation.

Performance measure

In this plan, performance will be defined as Innospec share price performance relative to the Russell 2000 Index between the end of 2007 and December 2012.

The base point for the plan will be the Russell 2000 Index at the end of December 2007. The Russell 2000 Index published at the end of 2012 will be the end point on which performance will be assessed and on which the calculation of any bonus under the plan will be made.

The actual value for the base point will be confirmed and documented by the Compensation Committee in February 2008.

Payout

1.	Any payout which may be due under this Plan will be made in the first half of 2013.

2.	In order to be eligible for a payout under the plan a participant must:

i)	Still be actively employed by the Company in a senior role at the end of 2012.

ii)	Achieve a minimum of a 3 (good performer) performance rating in each year i.e. 2008, 2009, 2010, 2011, 2012.

iii)	Not be under notice of termination of employment from the Company or on garden leave at the end of 2012.

iv)	Not have given notice of their intention to resign from the Company or be working their notice period at the end of 2012.

3.	The plan will payout if:

i)	The Russell 2000 Index is positive i.e. the Index at the end of 2012 is higher than its value at the end of 2007.

ii)	Innospec share performance out-performs the Russell 2000 index by more than 110% (i.e. more than 10% better performance than the index).

iii)	Maximum payout will be achieved for an out-performance versus the Russell 2000 Index of 130% (i.e. 30% better performance than the index).

iv)	The amount paid under this plan will be calculated on a linear basis for performance between 110% and 130% of the Russell 2000 Index.

v)	Starting at zero for 110% the amount of bonus earned will be a set cash amount for each one percentage point of out-performance. The cash amount per percentage point of out-performance will be set by the Compensation Committee for each participant. This amount will be communicated in writing to each participant on behalf of the Compensation Committee.

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For the avoidance of doubt, the process adopted for this calculation will be as follows:

Base point i.e. performance in line with Russell 2000 Index will be calculated as:

IOSP share price at Dec 2007 × (Russell 2000 Index at Dec 2012)/(Russell 2000 Index at Dec 2007)

Start point for the Plan will be calculated as:

Base point × 110%

Maximum payout under the Plan will be:

Base point × 130%

For example, if Innospec share price in December 2007 is $24 and the Russell 2000 Index in December 2007 is 180 and at 210 in December 2012, then the calculations will be:

Base point	= 210/180 × $24

= $28

Start Point	= $28 × 110%

= $30.80 i.e. IOSP share price needs to be greater than this at the end of 2012 in order for there to be any payout under the plan

Maximum point = $28 × 130%

     = $36.40 i.e. if IOSP share price is at least this value at the end of 2012, the plan will pay out maximum bonus. Maximum bonus will be 20 × set cash amount per percentage point of out- performance.

4.	General Provisions

The awarding of incentive compensation under this Plan is within the sole discretion of Innospec Inc., and no participant has any vested interest in an award under the Plan until such award has been approved by the Compensation Committee.

The Compensation Committee, may discontinue or suspend the Plan at any time, or amend the Plan in any respect. The Compensation Committee may review all aspects of the Plan and its administration at any time to determine whether the objectives of the Plan continue to be met. Any changes to the Plan require the prior approval of the Compensation Committee of the Board.

In the event of a significant change in the business, for example an acquisition or merger, the Committee may exercise its discretion to revise the performance measures and base point for the Plan or amend any other aspect of the Plan to ensure the objectives of the Plan continue to be met.

Please note that these notes do not represent full rules of the Plan but are intended as additional guidance only.

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